Exhibit 99.4

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                     , 2005 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER AND TRUST COMPANY, THE RIGHTS AGENT.

dELiA*s, Inc.

Incorporated under the laws of the State of Delaware

CUSIP NO.:

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of

dELiA*s, Inc.

Subscription Price: $             per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005, UNLESS EXTENDED BY THE COMPANY.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of common stock (each, a “Share”), with a par value of $.001 per share, of dELiA*s, Inc., a Delaware corporation, (the “Common Stock”), at a subscription price of $             per Share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of dELiA*s, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and all other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share as to which the Rights evidenced by this Subscription Rights Certificate are exercised in accordance with the “Instructions as to Use of dELiA*s, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing Form 2 on the reverse side hereof in accordance with the “Instructions as to Use of dELiA*s, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Transferrable upon the books of dELiA*s, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate property endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of dELiA*s, Inc. and the signature of its duly authorized officers.

Dated:                     , 2005

Robert E. Bernard Chief Executive Officer, President and Director	Edward Taffet Vice President, General Counsel and Secretary

COUNTERSIGNED AND REGISTERED:

American Stock Transfer & Trust Company
as Transfer Agent And Registrar

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail or by Hand: American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038	By Overnight Courier: American Stock Transfer & Trust Company Operations Center 6201 15th Avenue Brooklyn, NY 11219

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Shares, please complete lines (a) and (b) and sign under From 3 below.

(a) SUBSCRIPTION:

I apply for		Shares x	$	=	$

	(No. of Shares)		(Subscription Price)		(Payment)

(b) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “American Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least two business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at:

American Stock Transfer & Trust Company

c/o JP Morgan Chase Bank

Routing Number: 021000021

Account Number: 323009948

FORM 2—SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this Form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.

For value received,              of the subscription rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address

Tax ID or Social Security No.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse side of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3 ☐ CHECK HERE TO SELL YOUR UNEXERCISED SUBSCRIPTION RIGHTS THROUGH AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT

If you want the Subscription Agent to attempt to sell your unexercised subscription rights, check the box above on this Form 3, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 4—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 5—SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6—SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2, 3 or 4.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF dELiA*s, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT 59 MAIDEN LANE, PLAZA LEVEL, NEW YORK, NY 10038. THE SUBSCRIPTION AGENT’S TELEPHONE NUMBER IS (877) 248-6417.

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